PARK ELECTROCHEMICAL CORP.


                               and


          REGISTRAR & TRANSFER COMPANY, as Rights Agent


              AMENDED AND RESTATED RIGHTS AGREEMENT

                    Dated as of July 12, 1995

                        TABLE OF CONTENTS


                                                             Page


Section 1.  Certain Definitions. . . . . . . . . . . . . . . .  2

Section 2.  Appointment of Rights Agent. . . . . . . . . . . .  7

Section 3.  Issue of Right Certificates. . . . . . . . . . . .  8

Section 4.  Form of Right Certificates . . . . . . . . . . . . 10

Section 5.  Countersignature and Registration. . . . . . . . . 11

Section 6.  Transfer, Split Up, Combination and Exchange of
            Right Certificates; Mutilated, Destroyed, Lost
            or Stolen Right Certificates . . . . . . . . . . . 12

Section 7.  Exercise of Rights; Purchase Price; Expiration
            of Rights. . . . . . . . . . . . . . . . . . . . . 14

Section 8.  Cancellation and Destruction of Right
            Certificates . . . . . . . . . . . . . . . . . . . 15

Section 9.  Reservation and Availability of Preferred Stock. . 16

Section 10. Preferred Stock Record Date. . . . . . . . . . . . 17

Section 11. Adjustment of Purchase Price, Number of Shares
            or Number of Rights. . . . . . . . . . . . . . . . 18

Section 12. Certificate of Adjusted Purchase Price or
            Number of Shares . . . . . . . . . . . . . . . . . 23

Section 13. Consolidation, Merger, Sale or Transfer of
            Assets or Earning Power or Certain Other
            Transactions.. . . . . . . . . . . . . . . . . . . 24

Section 14. Depositary Receipts. . . . . . . . . . . . . . . . 31

Section 15. Rights of Action . . . . . . . . . . . . . . . . . 32

Section 16. Agreement of Right Holders . . . . . . . . . . . . 33

Section 17. Right Certificate Holder Not Deemed a
            Stockholder. . . . . . . . . . . . . . . . . . . . 33

Section 18. Concerning the Rights Agent. . . . . . . . . . . . 34

Section 19. Merger or Consolidation or Change of Name of
            Rights Agent . . . . . . . . . . . . . . . . . . . 35

Section 20. Duties of Rights Agent . . . . . . . . . . . . . . 36

Section 21. Change of Rights Agent . . . . . . . . . . . . . . 39

Section 22. Issuance of New Right Certificates.  . . . . . . . 41

Section 23. Redemption and Termination.. . . . . . . . . . . . 41

Section 24. Exchange . . . . . . . . . . . . . . . . . . . . . 43

Section 25. Notice of Certain Events After the Distribution
            Date . . . . . . . . . . . . . . . . . . . . . . . 46

Section 26. Notices. . . . . . . . . . . . . . . . . . . . . . 46

Section 27. Supplements and Amendments . . . . . . . . . . . . 47

Section 28. Successors . . . . . . . . . . . . . . . . . . . . 48

Section 29. Benefits of This Agreement . . . . . . . . . . . . 48

Section 30. Severability . . . . . . . . . . . . . . . . . . . 48

Section 31. Governing Law. . . . . . . . . . . . . . . . . . . 48

Section 32. Counterparts . . . . . . . . . . . . . . . . . . . 49

Section 33. Descriptive Headings . . . . . . . . . . . . . . . 49



Exhibit A -    Form of Certificate of Designations

Exhibit B -    Form of Right Certificate

              AMENDED AND RESTATED RIGHTS AGREEMENT


          This Amended and Restated Rights Agreement, dated as of
July 12, 1995, between Park Electrochemical Corp., a New York corporation (the "Company"), and Registrar & Transfer Company
(the "Rights Agent").


                       W I T N E S S E T H


          WHEREAS, on February 2, 1989 the Board of Directors of the Company authorized and declared a distribution of one Right for each share of Common Stock, $.10 par value per share, of the Company outstanding on February 15, 1989 (the "Record Date") and authorized the issuance of one Right for each share of such Com-mon Stock of the Company issued between the Record Date and the Distribution Date (as such term is hereinafter defined in Section 3 hereof), each Right representing the right to purchase one one-hundredth of a share of Series A Preferred Stock, $1.00 par value per share, of the Company having the rights and preferences set forth in a Certificate of Amendment to the Certificate of Incorporation in the form of Exhibit A hereto (the "Preferred Stock"), upon the terms and subject to the conditions set forth in a Rights Agreement (the "Original Rights Agreement") dated as of February 15, 1989 (the "Rights"); and
          WHEREAS, the Company desires to amend and restate the Original Rights Agreement in its entirety pursuant to Section 26 of the Original Rights Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree to amend and restate the Original Rights Agreement in its entirety as follows:
          Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, is the Beneficial owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock then outstanding, but shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company or any entity holding shares of Common Stock and which was organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing (i) no Shore Affiliate (as such term is hereinafter defined) shall be deemed an Acquiring Person unless such Shore Affiliate becomes the Beneficial owner of more than 25% of the shares of Common Stock then outstanding and (ii) no Person (including any Shore Affiliate) shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more (or more than 25% in the case of any Shore Affiliate) of the Common Stock of the Company then outstanding; provided, however, that if a Person shall become the Beneficial owner of 15% or more (or more than 25% in the case of any Shore Affiliate) of the Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial owner of any additional Common Stock of the Company, then such Person shall (unless after giving effect to such purchase such Person is not the Beneficial owner of 15% or more (or 25% or more in the case of a Shore Affiliate) of the Common Stock then outstanding) be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors (as such term is hereinafter defined) determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.
          (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations, as in effect on the date hereof, under the Securities Exchange Act of 1934 (the "Exchange Act").
          (c) A Person shall be deemed the "Beneficial owner" of, and shall be deemed to "beneficially own" any securities:
          (i) which such Person or any of such Person's Af-filiates or Associates beneficially owns, directly or indirectly;
          (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial owner" of, or to "beneficially own", securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial owner" of, or to "beneficially own", any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or
          (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has or has had any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph
     (ii) of this paragraph (c)) or disposing of any securities of the Company.
          Notwithstanding anything in this paragraph (c) to the contrary, the phrase "then outstanding", when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.
          (d) "Board of Directors" shall mean the Board of Directors of the Company.
          (e) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
          (f) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
          (g) "Common Stock" shall mean the Common Stock, $.10 par value per share, of the Company except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power of such Person or, if such other Person is a subsidiary of another Person which is a corporation, the corporation which ultimately controls such first-mentioned Person. For purposes of this Agreement, a corporation "ultimately controls" another corporation if the controlling corporation, directly or indirectly, through one or more subsidiaries or otherwise, beneficially owns 50% or more of the outstanding principal voting securities of the controlled corporation, but no other corporation beneficially owns more than 50% of the controlling corporation's outstanding principal voting securities; provided that if pursuant to the foregoing there would be more than one corporation "ultimately controlling" another corporation, then the corporation with the greatest tangible net worth as of the date of measurement shall be deemed the sole "ultimately controlling" corporation.
          (h) "Person" shall mean any individual, firm, corporation, partnership or other entity and may, unless the context otherwise requires include an Acquiring Person or the Company.
          (i) "Shares Acquisition Date" shall mean the date of the first public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.
          (j) "Shore Affiliate" shall mean Jerry Shore, his estate or any trust or foundation created by him to hold any of his shares of Common Stock, any of his lineal descendents and any transferee of shares of Common Stock owned by Jerry Shore by will or pursuant to the laws of descent and distribution or any corporation, partnership or other entity which is an Affiliate of Jerry Shore or his estate or of any such trust, foundation, lineal descendent or transferee by reason of the control of such corporation, partnership or other entity by Jerry Shore or his estate or any one or more of such trusts, foundations, lineal descendents or transferees.
          Any determination required by the definitions contained in this Section 1 shall be made by the Board of Directors and such determination shall be final and binding.
          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date (as such term is hereinafter defined) also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.
          Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date, or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent of any Person or Persons (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company or any entity holding shares of Common Stock and which was organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan or any Shore Affiliate) to commence, a tender or exchange offer for 15% or more of the then outstanding shares of Common Stock (such date being herein referred to as the "Distribution Date"), (x) the Rights shall be evidenced by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, (y) the Rights will be transferable only in connection with the transfer of Common Stock and only to the transferee thereof, and (z) the transfer of Common Stock shall constitute the transfer of the Rights evidenced by the certificate for such Common Stock. As soon as practicable after the Distribution Date, the Rights Agent shall send by first-class, postage-prepaid mail, which may in its discretion be insured, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a right certificate, in substantially the form of Exhibit B hereto (the "Right Certificates"), evidencing, in one or more certificates as determined by the Rights Agent, one Right for each share of Common Stock held. As of and after the Distribution Date, the Rights shall be evidenced solely by such Right Certificates.
          (b) As soon as practicable after the Record Date, the Agent sent a copy of a summary of the Rights, in substantially the form of Exhibit C to the Original Rights Agreement (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date the Rights shall be evidenced by such certificates and the registered holders thereof shall also be the registered holders of the associated Rights. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the certificates for Common Stock shall also constitute the transfer of the Rights associated with such Common Stock represented by such certificates.
          (c) Certificates for Common Stock which become outstanding after the date hereof but prior to the earlier of the Distribution Date, the Redemption Date (as such term is hereinafter defined) and the Final Expiration Date (as such term is hereinafter defined) shall be deemed also to be certificates for Rights, and shall have impressed on, printed on, written on or otherwise affixed to them the following legend (or, until certificates containing such legend are available, the legend provided by Section 3(c) of the Original Rights Agreement):
     This certificate also evidences and entitles the holder hereof to certain Rights (the "Rights") as set forth in an Amended and Restated Rights Agreement between Park Electrochemical Corp. and Registrar & Transfer Company, as Rights Agent, dated as of July 12, 1995 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the executive offices of Park Electrochemical Corp.
     Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Park Electrochemical Corp. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons (as defined in the Rights Agreement) and any subsequent holder of such Rights may be limited.

          With respect to such certificates containing the foregoing legend (or the legend provided by Section 3(c) of the Original Rights Agreement), until the Distribution Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.
          Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares of Preferred Stock and of assignment to be printed on the reverse thereof) shall each be substantially in the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Distribution Date, and shall entitle the holders thereof to purchase such number of one-hundredths of a share of Preferred Stock as shall be set forth therein at the price for each one-hundredth of a share set forth therein (the "Purchase Price"), as stated in Section 7(b), but the number of such one-hundredths of a share and the Purchase Price for each one-hundredth of a share shall be subject to adjustment as provided herein.
          Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.
          Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its offices in Cranford, New Jersey, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates (which, subject to the provisions of Section 22 hereof, shall be as of the Distribution Date).
          Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. After the Distribution Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one-hundredths of a share of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
          Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
          Notwithstanding any provision herein to the contrary, Right Certificates may only be issued in denominations entitling the registered holder thereof to purchase one-hundredth of a share of Preferred Stock or an integral multiple thereof.
          Section 7.  Exercise of Rights; Purchase Price;
Expiration of Rights.
          (a) Except as otherwise provided herein, the registered holder of any unexercised Right Certificate may, subject to the second paragraph of Section 11(a)(ii), exercise the Rights evidenced thereby at any time after the Distribution Date and prior to the earliest of (i) July 12, 2005 (the "Final Expiration Date"), (ii) the date on which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date") or (iii) the time at which such Rights are exchanged as provided in
Section 24 hereof, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent, together with payment of the Purchase Price for each one-hundredth of a share of Preferred Stock for which such Rights are being exercised.
          (b) The Purchase Price for each one-hundredth of a share of Preferred Stock upon the exercise of a Right shall be $150.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof but at no time shall be less than required by applicable law and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.
          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from the Company or any transfer agent of the Preferred Stock certificates (or scrip if the Company determines, or is required by law or the rules of any exchange, to use same) for the number of shares of Preferred Stock to be purchased and the Company hereby agrees to comply and hereby irrevocably authorizes its transfer agent to comply with all such requests, and (ii) promptly after receipt of such certificates or scrip, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate previously surrendered, registered in such name or names as may be designated by such holder.
          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to such holder's duly authorized assigns.
          Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
          Section 9. Reservation and Availability of Preferred Stock. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or any authorized and issued shares of Preferred Stock held in its treasury, a number of shares of Preferred Stock sufficient to permit the exercise in full of all outstanding Rights.
          So long as the shares of Preferred Stock issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after the time the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.
          The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.
          The Company further covenants and agrees that it will pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any certificates for shares of Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to, or the issuance of the shares of Preferred Stock in the name of, or delivery of such shares to, a Person other than the registered holder of the Right Certificates evidencing Rights surrendered upon the exercise thereof, or be required to issue any certificates or script for shares of Preferred Stock in a name other than that of, or deliver such shares to a Person other than, the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.
          Section 10. Preferred Stock Record Date. Each Person in whose name a certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes and charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby and payment of the Purchase Price (and any applicable transfer taxes and charges), the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
          Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of one-hundredths of a share of Preferred Stock for which a Right is exercisable and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
          (a) (i) In the event the Company shall at any time after the date of this Agreement subdivide, combine, reclassify or otherwise change the Preferred Stock, the Purchase Price in effect at the time of the effective date of such subdivision, combination, reclassification or other change, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such subdivision, combination, reclassification or other change.
               (ii) Subject to Section 24 of this Agreement, in the event that any Person should become an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Common Stock of the Company (determined pursuant to Section 13(g) hereof) on the date of the occurrence of such event; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then the provisions of Section 13 hereof shall apply to such transaction and the provisions of this Section 11(a)(ii) shall not apply to such transaction and no adjustment shall be made pursuant to this Section 11(a)(ii). In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.
     From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to
Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.
               (iii) In the event that there shall not be suf-ficient shares of Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exercise of a Right, a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock as of the date of issuance of such shares of Preferred Stock or fraction thereof.
          (b) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Stock shall be determined in accordance with the method set forth in
Section 13(g). If the Preferred Stock is not publicly traded, the "current per share market price" of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 13(g) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.
          (c)  If as a result of an adjustment made pursuant to
Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of the Preferred Stock contained in Sections 7, 9, 10, 11 and 13, which provisions shall apply on like terms to any such other shares.
          (d) In the event there shall be a stock dividend, split (by way of dividend or otherwise), subdivision, combination or reclassification of the Common Stock prior to the Distribution Date, the Rights shall be properly adjusted to take account thereof.
          (e) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock (or fractions thereof) issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one-hundredth of a share and the number of shares which were expressed in the initial Right Certificates issued hereunder and under the Original Rights Agreement.
          (f) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the shares of Preferred Stock issuable upon exercise of the Rights, the Company shall take any lawful corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Purchase Price.
          Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock and the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.
          Section 13. Consolidation, Merger, Sale or Transfer of Assets or Earning Power or Certain Other Transactions.
               (a) In the event, directly or indirectly, at any time after a Person becomes an Acquiring Person (1) the Company shall, or shall agree or become obligated to, consolidate with, or merge with or into, any other Person, (2) any other Person shall, or shall agree or become obligated to, consolidate with, or merge with or into the Company, whether or not the Company's securities remain outstanding and unchanged thereby, or (3) the Company shall, or shall agree or become obligated to, sell or otherwise transfer (or one or more of its subsidiaries shall sell, or shall agree or become obligated to sell or otherwise transfer), in one or more transactions, more than 50% of the assets of the Company and its subsidiaries (taken as a whole) or assets which, during any of the immediately preceding three fiscal years, accounted for more than 50% of the net profits or more than 50% of the gross revenue of the Company and its subsidiaries (taken as a whole) to any other Person or Persons, other than the Company or one or more of its wholly-owned subsidiaries, then, and in any of the cases referred to in this subsection (a) above, to the extent permitted by applicable law, the Company shall take such action as will be necessary to ensure, and will not enter into or consummate any such merger, consolidation, sale, transfer or other transaction which does not provide, that each holder of a Right (other than Rights which have become void pursuant to Section 11(a)(ii) hereof) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock of the Principal Party (as such term is hereinafter defined) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the shares of Common Stock of the Principal Party (determined pursu-ant to Section 13(g) hereof) on the date of consummation of such consolidation, merger, sale, transfer or other transaction. The Company shall not consummate any consolidation, merger, sale, transfer or other transaction unless prior thereto the Company and the other party or parties thereto shall have executed and delivered to the Rights Agent one or more supplemental agreements providing the holders of Rights with the foregoing rights and the other party or parties shall have expressly assumed all obligations to be incurred by them under this Section 13.
          (b) "Principal Party" shall mean: (A) in the case of any transaction described in clause (1) or (2) of Section 13(a), the Acquiring Person or other Person (excluding the Company) that is the other party to the merger or consolidation; or (B) in the case of any transaction described in Clause (3) of Section 13(a), the Acquiring Person or other Person (excluding the Company) that is the other party to such transaction or the largest transaction or aggregation of transactions in a series of transactions; provided, however, that if such Principal Party does not have Common Stock (and therefore by definition is not ultimately controlled by a Person which has Common Stock), or if any transaction referred to in Clauses (1) through (3) of Section 13(a) is consummated but the provisions of Section 13(a) cannot be enforced against or applied to such Principal Party to cause it to issue the securities at the price called for thereby, then "Principal Party" shall, for purposes only of any transaction described in Clause (1) or (2) of Section 13(a), refer to the Person which survives or results from such merger or consolidation and, for purposes only of any transaction referred to in Clause (3) of Section 13(a), refer to the Company.
          (c) In every instance in which the obligation to issue shares or to purchase Rights arising under this Section 13 may be required to be incurred by the Acquiring Person or any other Person other than the Company, then this Agreement shall be construed so as to cause such obligation to be incurred by such Acquiring Person or other Person and not by the Company.
          (d) (i) In the event any Person (other than the Company but including any Person surviving or resulting from any transaction referred to in Clause (1) or (2) of Section 13(a)) incurs an obligation to issue shares under this Section 13, and any rights or warrants with respect to such shares have previously been distributed and are, at the time such obligation is incurred, transferable only with such shares, the shares of such Common Stock shall be delivered together with such rights or warrants or with rights or warrants having substantially the same terms as such previously distributed rights or warrants.
          (ii) In every instance in which a Person (other than the Company but including any Person surviving or resulting from any transaction referred to in Clause (1) or (2) of Section 13(a)) incurs an obligation to issue shares under this Section 13, such Person shall take such steps (including, but not limited to, the authorization and reservation of a sufficient number of shares of its Common Stock in the same manner as provided in
Section 9 hereof with respect to Preferred Stock, and compliance with all applicable requirements under federal or state securities laws) as may be necessary to assure all holders the ability to exercise their Rights in full, and shall, in addition, use its best efforts to remove any legal or contractual restrictions preventing the fulfillment of its obligations hereunder, as soon as possible.
          (iii) In the event the Company should but for this subsection be required to issue a given number of shares pursuant to this Section 13 but (A) does not have as authorized but unissued shares or as treasury shares the number of shares otherwise proposed to be issued, or (B) the issuance of said number of shares to be issued shall require, pursuant to any applicable law, any rule or regulation made pursuant thereto or pursuant to any rule or regulation of any stock exchange to which the Company may be subject, the approval of the shareholders of the Company, then the Company's obligation to issue said number of shares shall be reduced to an obligation to issue the greatest number of shares or fractional shares which (x) is less than one share per Right and which will comport with the requirements of law applicable to such issuance, or (y) shall not require the approval of the shareholders of the Company, as the case may be, and the purchase price for such shares shall also be reduced pro rata (the aforesaid reduction in the number of shares and purchase price being herein called the "Issuance Reduction"), it being specifically agreed, however, that no Person, other than the Company, shall be entitled to the reductions permitted by the Issuance Reduction.
          (iv) In the event that any Person (other than the Company but including any Person surviving or resulting from any transaction referred to in Clause (1) or (2) of Section 13(a)) incurs the obligation to issue shares contemplated by this
Section 13 but does not fulfill such obligation, the Company may, by action of the Board of Directors, set off any amounts it may owe to such Person and distribute such amounts, pro rata, to holders who have chosen, and taken all available steps, to exercise their Rights until such Person's obligation to the holders of Rights shall be fulfilled.
          (v) In the event that at any time the holder of a Right shall become entitled to purchase shares under this Section 13, thereafter the number of such shares so purchasable upon exercise of such Right shall be subject to adjustment from time to time in a manner and on terms as nearly as practicable to the provisions with respect to Preferred Stock contained in Section 11(a) hereof.
          (e) The provisions of this Section 13 shall similarly apply to successive mergers, consolidations or sales or other transfers.
          (f)  For the purposes of this Section 13,
"subsidiaries" shall mean any corporations or other entities of which a majority of the voting power of the equity securities or equity interests is owned, directly or indirectly, by the Company.
          (g) For the purpose of any computation hereunder, the "current per share market price" of any security (a "Security") on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period (i) following the announcement by the issuer of such Security of (x) a dividend or distribution on such Security payable in shares of such Security or securities convertible into shares of such Security, or (y) any subdivision, combination or reclassification of such Security, and (ii) prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current per share market price" shall be properly adjusted to take into account ex-dividend trading; and provided further however, that if during any 30 Trading Day period with respect to which current per share market price of Common Stock is determined, any rights or warrants theretofore transferable only with such Common Stock are detached and transferable separately, the current per share market price of Common Stock on such date will be deemed to be the average of the daily closing prices per share of such Common Stock for the remainder of such 30 days occurring after such detachment. The closing price for each day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors. If on any such date no market maker is making a market in the Security, the fair value of such Security on such date, as determined reasonably and with good faith by the Board of Directors, shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
          Section 14. Depositary Receipts. Notwithstanding any other provision of this Agreement, the Company may (i) deposit Preferred Stock or Common Stock, as the case may be, pursuant to a depository arrangement and issue depository receipts rather than issuing fractional shares of such Preferred Stock or Common Stock, as the case may be, (ii) issue scrip rather than issuing fractional shares of Preferred Stock or Common Stock, as the case may be, or (iii) take such other action and exercise such other alternatives with respect to fractional shares of its Preferred Stock or Common Stock as are permitted pursuant to Section 500 of the New York Business Corporation Law or any other provisions of applicable law.
          Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, on such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or against any other Person as to which a right of action may exist to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to or bound by this Agreement.
          Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;
          (b)  after the Distribution Date, the Right
Certificates are transferable only on the registry books of the Rights Agent and then only if surrendered at the office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and
          (c) the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.
          Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
          Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses incurred in the exercise and performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.
          The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Stock or, in connection herewith, for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.
          Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
          Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or wilful misconduct.
          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
          (e)  The Rights Agent shall not be under any
responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock will, when so issued, be validly authorized and issued, fully paid and non-assessable.
          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.
          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with the Company or, consistent with its obligation to the Company hereunder, otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or any other legal entity.
          Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its further duties under this Agreement upon 30 days' notice in writing mailed to the Company, and to each transfer agent of the Preferred Stock (if any), by registered or certified mail, and by giving public notice of such resignation, and if required by law, giving notice to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock (if any) by registered or certified mail, and by giving public notice of any such removal and, if required by law, giving notice to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $5,000,000 or such lesser amount as the Board of Directors shall determine. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held, or thereafter acquired, by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock (if any), and give public notice of such appointment and, if required by law, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
          Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Agreement.

          Section 23.  Redemption and Termination.
          (a) The Company may, at its option, upon action of the Board of Directors, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.
          (b) Except as otherwise may be required by applicable law, immediately upon the action of the Board of Directors ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within fifteen days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Company shall also promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.
          (c) Payment of the Redemption Price will only be made upon surrender of the Right Certificate (if after the Distribution Date). If redemption is made prior to the Distribution Date, payment of the Redemption Price will be made to the holders of Common Stock on the date fixed for redemption, as reflected on the registry books of the transfer agent for the Common Stock.
          Section 24. Exchange. (a) The Board of Directors may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any such subsidiary, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan or any Shore Affiliate), together with all Affiliates and Associates of such Person, becomes the Beneficial owner of 50% or more of the Common Stock then outstanding.
          (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of
Section 11(a)(ii) hereof) held by each holder of Rights.
          (c) In the event that there shall not be sufficient Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock as of the date of issuance of such shares of Preferred Stock or fraction thereof.
          (d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of
Section 13(g) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.
          Section 25. Notice of Certain Events After the Distribution Date. In case after the Distribution Date any of the events set forth in Section 13(a) of this Agreement shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 13 hereof.
          The failure to give the notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.
          Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
                    Park Electrochemical Corp.
                    5 Dakota Drive
                    Lake Success, New York  11042
Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
                    Registrar and Transfer Company
                    10 Commerce Drive
                    Cranford, New Jersey  07016
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (and, prior to the Distribution Date, the holder of any Rights) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder of any Right Certificates at the address of such holder as shown on the registry books of the Company or the Rights Agent (and, prior to the Distribution Date, addressed to the holder at the address of such holder as shown on the stock transfer books maintained by the Company's transfer agent).
          Section 27. Supplements and Amendments. The Company, by action of the Board of Directors, and the Rights Agent may from time to time supplement, or amend this Agreement, the Rights and the Right Certificates without the approval of any holders of Rights or Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make, add, delete or change any other provisions hereunder which the Board of Directors and the Rights Agent may deem necessary or desirable and which shall not materially adversely affect the interest of the holders of Rights or Right Certificates, as determined in good faith by the Board of Directors.
          Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
          Section 29. Benefits of This Agreement. Nothing in this Agreement shall be construed to give any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).
          Section 30. Severability. If any term, provision, covenant, right, obligation, directive, requirement or restriction of this Agreement is held by a court of competent jurisdiction or other binding authority to be invalid, unlawful, tolled, limited, void or unenforceable for any reason whatsoever, the remainder of the terms, provisions, covenants, rights, obligations, directives, requirements and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, it being specifically agreed that all such remaining items are fully severable, separate, distinct and enforceable.
          Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State and without reference to concepts of conflicts of law.
          Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
          Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.










          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.
Attest:                            Park Electrochemical Corp.

By                                 By
Name:                              Name:
Title:                             Title:

Attest:                            Registrar & Transfer Company

By                                 By
Name:                              Name:
Title:                             Title:
                            EXHIBIT A


                    CERTIFICATE OF AMENDMENT

                             of the

                  CERTIFICATE OF INCORPORATION

                               of

                   PARK ELECTROCHEMICAL CORP.


       (Under Section 805 of the Business Corporation Law)

          It is hereby certified that:
          FIRST:  The name of the Corporation is PARK
ELECTROCHEMICAL CORP. and the name under which the Corporation was formed was PARK NAME PLATE INC.
          SECOND: The Certificate of Incorporation of the Corporation was filed with the Department of State of the State of New York on March 31, 1954. The Restated Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on April 10, 1989.
          THIRD: The amendment of the Certificate of Incorporation effected by this Certificate of Amendment is to amend certain provisions in the Certificate of Incorporation relating to the relative rights, preferences and limitations of the shares of a series of Preferred Stock, as fixed by the Board of Directors pursuant to authority expressly vested in them in the Certificate of Incorporation.
          FOURTH: To accomplish the foregoing amendment, Section 6 of Article IV of the Certificate of Incorporation shall be deleted and a new Section 6 shall be added to Article IV of the Certificate of Incorporation which shall read as follows:
          "The Board of Directors has authorized a series of Preferred Stock which series shall be designated as Series A Preferred Stock (the "Series A Preferred Stock") and the number of shares constituting such series shall be 300,000.

               (a) The holders of record of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee thereof out of funds legally available for the purpose, dividends in cash at the rate per share of 5% per annum (calculated as a percentage of the liquidation value per share of $100). Dividends shall be payable quarterly, on the dates on which a quarterly dividend or distribution on the Common Stock, $.10 par value per share ("Common Stock") of the Corporation is payable (other than a dividend payable in Common Stock) (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, or, if no such dividends on the Common Stock are payable, then on such quarterly dates designated by the Board of Directors or a duly authorized committee thereof. To the extent the Board of Directors or a duly authorized committee thereof does not declare the full 5% dividend or, if so declared, such dividend is not fully paid in cash, the amount not so declared or paid shall accumulate as provided in paragraph (b) of this Section 6. The Board of Directors or a duly authorized committee thereof may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not less than 10 days nor more than 50 days prior to the date fixed for the payment thereof.

               (b) Dividends on the outstanding share of Series A Preferred Stock shall be cumulative from the date of issue of such shares. Accrued dividends, whether or not declared, that are not paid shall compound quarterly at 5% per annum until the date of payment of such dividends. The amounts with respect to such compounding shall also constitute accrued dividends. Accumulated but unpaid dividends may be declared and paid at any time, without reference to any regular Divided Payment Date, to holders of record on such date, not less than 10 days nor more that 50 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation of a duly authorized committee thereof.

               (c) So long as any of the shares of Series A Preferred Stock are outstanding, no dividends shall be paid or declared, nor any distribution be made, on the Common Stock, or any other security junior to the Series A Preferred Stock, other than a dividend payable in Common Stock or such other junior security, nor shall any shares of Common Stock, or any other security junior to the Series A Preferred Stock, be acquired for consideration by the Corporation, unless all dividends on the Series A Preferred Stock for all past dividend dates shall have been paid and the full dividends thereon for the most recent dividend date shall have been paid, or declared and a sum sufficient for the payment thereof set apart. Subject to the foregoing provisions, dividends on the Common Stock (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid from time to time out of the remaining funds legally available for the payment of dividends, and the Series A Preferred Stock shall not be entitled to participate in any such dividends, whether payable; in cash, stock or otherwise.

               (d)  The holders of record of shares of Series A
          Preferred Stock shall not be entitled to any voting rights, except as otherwise provided by law.

               (e) The shares of Series A Preferred Stock shall not be redeemable.

               (f) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the greater of (i) $100 for each whole share outstanding or (ii) an aggregate amount for each whole share outstanding equal to 100 times the aggregate amount distributable per share with respect to the Common Stock; such amount in either case to be reduced pro rata for any fractional shares outstanding, plus an amount in cash equal to all accrued by unpaid dividends thereon (as provided in paragraphs (a), (b) and (c) of this Section 6 above) to the date fixed for liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any shares of Common Stock or to the holders of any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
          up) to the Series A Preferred Stock. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series A Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

               (g) For the purposes of this Section 6, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding up the business of the Corporation.

               (h) The Series A Preferred Stock shall be pari passu to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, except to the extent a series is made junior or subordinate to the Series A Preferred Stock.

               (i)  Each fractional share of the Series A
          Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all rights relating to the shares of the Series A Preferred Stock, including dividend and voting rights. The liquidation payment or redemption payment with respect to each fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment or redemption payment with respect to each outstanding share of Series A Preferred Stock.

          FIFTH: The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by the vote at a meeting of the Board of Directors of the Corporation.




          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of the this 7th day of August, 1995.

                                _____________________________
                                _____________________________





















                          EXHIBIT B
                  FORM OF RIGHT CERTIFICATE

Certificate No. R-                          __________ Rights

NOT EXERCISABLE AFTER JULY 12, 2005 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION, AND TO EXCHANGE AT THE OPTION OF THE COMPANY ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BE LIMITED.
                      Right Certificate
                 Park Electrochemical Corp.
          This certifies that ___________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles such registered owner, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of July 12, 1995 (the "Rights Agreement") between Park Electrochemical Corp. a New York corporation (the "Company"), and Registrar & Transfer Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on July 12, 2005 at the office of the Rights Agent, or its successors as Rights Agent, in Cranford, New Jersey, one one-hundredth of a fully paid, nonassessable share of the Series A Preferred Stock (the 'Preferred Stock') of the Company, at a purchase price of $150.00 (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase on the reverse hereof duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a share which may be purchased upon exercise thereof) set forth above, and the Purchase Price per one one-hundredth of a share of Preferred Stock set forth above, are the number and Purchase Price as of July 12, 1995 based on the Preferred Stock as constituted at such date.
          As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations or rights obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the executive offices of the Company and are also available upon written request to the Company.
          This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidence by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Rights Certificates for the number of whole Rights not exercised. A Right may be exercised only once, regardless of the purpose of such exercise.
          Subject to the provisions of the Right Agreement, the Rights evidenced by this Certificate (1) may be redeemed by the Company at its option at a redemption price of $.01 per Right or (2) may be exchanged by the Company in whole or in part for shares of the Company's Common Stock.
          No holder of this Right Certificate shall be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including any right to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement and then only to the extent therein provided.
          This Right Certificate shall not be valid or
obligatory for any purpose until it shall have been countersigned by the Rights Agent.
          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
Dated as of _______, ____
ATTEST:                            Park Electrochemical Corp.


By:_____________________
By:_________________________             Secretary
           Chairman of the Board


Countersigned:

Registrar & Transfer Company


By:__________________________
     Authorized Signature
           [On Reverse Side of Right Certificate]


                     FORM OF ASSIGNMENT

      (To be executed by the registered holder if such holder desires to transfer this Right Certificate.)


FOR VALUE RECEIVED
hereby sells, assigns and transfers unto



        (Please print name and address of transferee)




this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company and of the Rights Agent, with full power of substitution.

Dated:__________, ____


______________________________
                                   Signature



                           NOTICE

          The signature on the foregoing Form of Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

           [On Reverse Side of Right Certificate]

                FORM OF ELECTION TO PURCHASE

         (To be executed by the registered holder if
         such holder desires to exercise the Rights
              represented by the certificate to
                 Purchase Preferred Stock.)


To the Rights Agent:

          The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares of Preferred Stock be issued in the name of:

Please insert social security
or other identifying number


(Please print name and address)





          If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right
Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


(Please print name and address)




Dated: ________________, ____


                                   Signature

                           NOTICE

          The signature on the foregoing Form of Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.